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                               AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT, dated as of April 1, 1998 by and between PDK Labs Inc., a New York corporation, with offices at 145 Ricefield Lane, Hauppauge, NY 11788 ("PDK") and Compare Generiks, Inc., a Delaware corporation, with offices at 300 Oser Avenue, Hauppauge, NY 11788 ("CGI").

         WHEREAS, PDK and CGI have heretofore entered into an Exclusive Supply and Licensing Agreement, dated as of March 24, 1997 (the "Agreement");

         WHEREAS, Section 2(d) of the Agreement requires CGI to pay invoices within sixty (60) days of the date of shipment of the related Products (as defined in the Agreement);

         WHEREAS, the Agreement contains a provision permitting PDK to suspend its obligations to perform under the Agreement in the event of an Event of Force Majeure (as defined in the Agreement);

         WHEREAS, the Agreement contains a provision (the "Payment Provision") providing for the payment by CGI to PDK of an amount equal to PDK's Material Cost (as defined in the Agreement) plus fifty percent (50%) for the Products (as defined in the Agreement);

         WHEREAS, CGI is in default of the provisions of Section 2(d) of the Agreement requiring CGI to pay invoices within sixty (60) days from the date of shipment of the related Products and, in addition, an Event of Force Majeure (as defined in the Agreement) has occurred and, in consideration for PDK agreeing to waive (a) the breach by CGI of the provisions contained in Section 2(d) of the Agreement, and (b) its right to suspend performance of its obligations under the Agreement, the parties hereto desire to (i) amend the Payment Provision to provide for the payment by CGI to PDK of a higher amount, and (ii) amend the Agreement to reflect PDK's agreement not to sell any products


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containing either ephedrine or pseudoephedrine to convenience stores or to any suppliers of convenience stores during the Term (as defined in the Agreement).

         The terms which are not defined herein shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for valid and good consideration, the parties hereto agree as follows:

         1. The first sentence of Section 2(a) of the Agreement shall be deleted in its entirety and shall be replaced with the following four sentences:

         "(a) In consideration for the waiver by PDK of (i) its rights with respect to the continuing breach by CGI of the payment provisions of
         Section 2(d) of this Agreement, and (ii) the right to suspend performance of its obligations under this Agreement as a result of the occurrence of an Event of Force Majeure (as defined in Section 5 below), CGI agrees to pay PDK $1.20 per bottle and $.12 per packet of Products shipped to CGI (the "Basic Payment"), except as otherwise provided herein at paragraphs 2 and 6; provided that said waiver shall not constitute a waiver of PDK's right to terminate this Agreement and the License hereunder or to exercise any rights available to PDK upon reoccurrence or continuance of such acts or events. In addition to the Basic Payment CGI shall also pay PDK the difference between 93% of the sales price as invoiced to the customer of each bottle or packet and the related payment per bottle or packet as set forth above in this
         Section 2(a) (the "Excess Payment"). The Excess Payment is payable monthly, in arrears, within fifteen (15) days of the end of the month in which CGI received payment for the related Products.



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         2. The following paragraph shall be added to Section 6 of the Agreement as paragraph (b) thereof:

         "(b) In consideration for the amendment by the parties hereto to the provisions of Section 2(a) above, PDK hereby agrees and acknowledges that from and after the date of this Amendment Agreement PDK shall not sell, manufacture, market or distribute any products containing ephedrine or pseudoephedrine to convenience stores or to any suppliers of convenience stores during the Term."

         3. Except as hereinabove amended, all of the terms and provisions of the Agreement shall remain in full force and effect.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.

                                                 PDK LABS INC.


                                            By:   /s/ Michael Krasnoff
                                               --------------------------------
                                                 Michael Krasnoff, President

                                                 COMPARE GENERIKS, INC.


                                            By:   /s/ Thomas A. Keith
                                               --------------------------------
                                                  Thomas A. Keith, President

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